FOR IMMEDIATE RELEASE	EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Andy Backman Vice President Investor Relations (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. COMPLETES ACQUISITION OF MILLER ELECTRIC COMPANY

NORWALK, CONNECTICUT, February 3, 2025 – EMCOR Group, Inc. (the “Company”) (NYSE: EME) today announced that it has completed its previously announced acquisition of Miller Electric Company (“Miller Electric”), a leading electrical contractor serving high growth areas across the Southeastern U.S., for $865 million in cash, subject to customary adjustments.

The acquisition of Miller Electric increases EMCOR’s presence in high growth sectors and expands the Company’s electrical capabilities through a suite of complementary and comprehensive mission-critical services. EMCOR expects Miller Electric to generate approximately $805 million in revenue and approximately $80 million in Adjusted EBITDA in calendar year 2024. The transaction is expected to be modestly accretive to EMCOR’s earnings per share in 2025, with further accretion in future years.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, said, “We are thrilled to officially welcome Henry and the Miller Electric team to EMCOR. The addition of Miller Electric marks a meaningful milestone for our company as we advance our goal to broaden our overall construction services platform and offer clients an even wider range of solutions to meet their needs. As one team, we will build upon our Mission First, People Always culture and shared legacies of delivering innovative, high-quality solutions to drive long-term value for our shareholders, employees and clients alike.”

Henry Brown, Chief Executive Officer of Miller Electric, said, “We could not be more pleased to have found such a strong cultural and strategic fit in EMCOR. This acquisition will provide Miller Electric with meaningful resources to accelerate our momentum as we continue to lead the way in serving our clients. I look forward to seeing all we accomplish together in the coming years.”

Miller Electric will operate within EMCOR’s Electrical Construction Services segment under Dan Fitzgibbons, President and CEO of EMCOR Electrical Construction Services. The Miller Electric leadership team will remain in place and Miller Electric will continue to be headquartered in Jacksonville, Florida.

EMCOR funded the transaction through cash on hand and will discuss the acquisition when it releases its fourth quarter and full year 2024 earnings results on February 26, 2025.

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Advisors
Evercore is serving as financial advisor to EMCOR, and Ropes & Gray LLP is serving as its legal advisor.

About EMCOR
EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.
Forward Looking Statements
This press release contains forward-looking statements. Such statements speak only as of this press release, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements include statements regarding the anticipated financial impact of the acquisition of Miller Electric. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, inability to achieve expected results in revenue and Adjusted EBITDA; inability to realize the benefits of the acquisition to EMCOR’s business; adverse business conditions; the continued strength or weakness of business sectors from which we generate revenue; labor market tightness and/or disruption; productivity challenges; the impact of claims and litigation; the nature and extent of supply chain disruptions impacting availability and pricing of materials; global conflicts; and inflationary trends more generally, including fluctuations in energy costs. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2023 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.
Contacts

EMCOR
Investors
Andrew G. Backman
Vice President
Investor Relations
(203) 849-7938
FTI Consulting, Inc.
Investors: Blake Mueller
(718) 578-3706

Media
Joele Frank, Wilkinson Brimmer Katcher
Andi Rose / Viveca Tress
(212) 355-4449
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